EXHIBIT 10.46

PURCHASE AGREEMENT

This PURCHASE AGREEMENT (the “Agreement”) is made as of the 12th day of March, 2007 (“Effective Date”), by and between SPINEMEDICA CORP., a Florida corporation (“Purchaser” or “SpineMedica”); and SALUMEDICA, LLC, a Georgia limited liability company (“Seller”).

W I T N E S S E T H:

WHEREAS, Seller owns one million eight hundred sixty-one thousand one hundred sixteen (1,861,116) shares of the Purchaser’s common stock, $.001 par value per share (the “SpineMedica Stock”);

WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, one million eight hundred thousand (1,800,000) shares of the SpineMedica Stock (the “Shares”) in accordance with the terms and conditions set forth herein; and

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Purchase and Sale of Shares. Seller hereby sells, assigns, transfers, and conveys to Purchaser, and Purchaser hereby purchases from Seller, the Shares, free and clear of any and all liens, encumbrances, security interests, or claims of any kind (collectively, “Encumbrances”), other than the Encumbrances disclosed herein or created hereunder, in accordance with the terms and conditions set forth herein.

2. Consideration. The total consideration for the purchase of the Shares shall be $1,980,000, and the total consideration for the Option Agreement, as described below, shall be $20,000, for a total of Two Million Dollars ($2,000,000) (the “Consideration”) payable at Closing.

3. Option for License Agreement. In connection with the purchase and sale of the Shares, Seller shall grant to Purchaser, concurrently with the execution and delivery of this Agreement, an option to enter into a Technology License Agreement with Seller, a true and correct copy of each of the Exclusivity/Option Agreement (“Option Agreement”) and Technology License Agreement (“License Agreement”) being attached hereto as Exhibits A and B, respectively

4. Issuance of Stock Certificates; Execution of Option Agreement. Concurrently with the execution of this Agreement, Seller shall deliver to the Corporation the stock certificate(s) representing the SpineMedica Stock, properly endorsed for transfer on the books of the Corporation, and will cause the Corporation to issue (i) to Purchaser one or more new stock certificates representing the Shares (the “Shares Certificate”), and (ii) to Seller a new stock certificate for the 61,116 shares of SpineMedica Stock retained by Seller, to reflect the purchase of the Shares by Purchaser. Also, Seller shall execute and deliver to Purchaser the Option Agreement and the Technology License Agreement.

5. Representations of Seller. As an inducement to Purchaser to enter into this Agreement, Seller represents and warrants to Purchaser as follows and acknowledges that each of these representations and warranties is being relied upon by Purchaser in entering this Agreement.

(a) Ownership.

(i) Seller is the record and beneficial owner of the Shares, free and clear of any Encumbrances except as created herein, and except that the Shares are subject to the Stockholders’ Agreement among the shareholders of SpineMedica dated June 30, 2005 (“Stockholders’ Agreement”), and that certain Voting Agreement dated October 20, 2005 (“Voting Agreement”) among Seller, Purchaser and certain other shareholders of SpineMedica. Seller has fully complied with all of Seller’s notice requirements under the Stockholders’ Agreement. Seller has not entered into any agreement giving any third party any right or option to acquire any interest in the Shares. The Shares have been validly issued, fully paid and nonassessable. Upon the execution and delivery of this Agreement, Seller shall transfer to Purchaser all right, title and interest in and to the Shares free and clear of any Encumbrances, except as otherwise disclosed herein or created hereunder.

(ii) Seller owns or holds all rights in and to the Technology (as defined in the Option Agreement) necessary for Seller’s full performance of its obligations under the Option Agreement and the License Agreement.

(b) Organization; Authority. Seller is a limited liability company duly organized and validly existing under the laws of the State of Georgia, with full company power and authority to execute and deliver this Agreement, the Option Agreement and the License Agreement and to consummate the transactions contemplated herein and therein, all of which have been duly authorized by all necessary company action by Seller. Each of this Agreement, the Option Agreement and the License Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

(c) No Conflicts. The execution, delivery and performance of this Agreement, the Option Agreement and the License Agreement by Seller will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice: (i) the Article of Incorporation or the Bylaws of the Corporation; (ii) any provision of any judgment, decree or order to which Seller is a party or by which Seller is bound; (iii) the Articles of Organization or the Operating Agreement of Seller; (iv) subject to compliance with the Stockholders’ Agreement, any contract, obligation or commitment to which Seller is a party or by which Seller or its assets are bound; (v) any statute, rule or regulation applicable to Seller.

(d) Not Insolvent. Seller is not currently insolvent. The execution, delivery and performance of this Agreement, the Option Agreement and the License Agreement by Seller will not result in Seller becoming insolvent.

(e) No Broker. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated under this Agreement based upon arrangements made by or on behalf of Seller.

(f) No Solicitation. Seller represents and warrants that Purchaser has not solicited Seller to sell the Shares, but that Seller has solicited Purchaser to buy the Shares because of working capital needs of Seller. It is further acknowledged and agreed by Seller that David K. Ku, Ph.D., M.D., as a director of Purchaser, possesses all material information and knowledge about Purchaser regarding Purchaser’s operation and financial conditions. Both Seller and Purchaser acknowledge that they are each fully informed as to the merits and risks of the sale and purchase of the Shares.

6. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party’s address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telex, telecopy or facsimile transmission, (iii) sent by overnight courier, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid.

If to Seller, to:	SaluMedica, LLC
112 Krog Street, Suite 4
Atlanta, Georgia 30307
Attention: David N. Ku, M.D., Ph.D
Fax No.: (404) 589-1737

If to Purchaser:	SpineMedica Corp.
112 Krog Street, Suite 5
Atlanta, Georgia 30307
Attention: Lew Benett, President & CEO
Fax No.: (678) 916-4745

All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the fifth business day following the day such mailing is made.

7. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

8. Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

9. Binding Agreement. This Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

10. Further Assurance. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, without giving effect to any conflict of laws principles.

12. Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Signatures on following page

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

SELLER:

SPINEMEDICA, LLC

By:	/s/ David N. Ku
	Name:	David N. Ku, Ph.D., M.D.
	Office:	President and CEO

PURCHASER:

SPINEMEDICA CORP.

By:	/s/ Lew Bennett
	Name:	Lew Bennett
	Office:	President and CEO